Second Quarter 2020 Investor Presentation July 29, 2020

Important Notices This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes and is being furnished in connection with Annaly’s Second Quarter 2020 quarterly report. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow our commercial real estate business; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and the risk that the expected benefits, including long-term cost savings, of the Internalization are not achieved. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including core earnings excluding the premium amortization adjustment (“PAA”). We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as core earnings (excluding PAA), or the PAA, differently than our peers making comparative analysis difficult. Please see the section entitled “Non-GAAP Reconciliations” in the attached Appendix for a reconciliation to the most directly comparable GAAP financial measures. 2 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Recent Achievements and Performance Highlights

Financial Performance

Annaly delivered strong financial results amidst a challenging operating environment

- Core earnings (ex. PAA)* **up 28.6%** from the prior quarter
- Book value **up 11.9%** from the prior quarter
- Economic return of **14.8%** for the second quarter

Financing & Liquidity

Further enhanced the strength of our balance sheet by reducing leverage, increasing liquidity and diversifying financing

- Economic leverage* modestly **reduced to 6.4x** from 6.8x in the prior quarter
- **$7.9 billion** of unencumbered assets, including cash and unencumbered Agency MBS of **$5.3 billion**
- Priced **$489 million** residential whole loan securitization in July 2020; **~$4.5 billion** aggregate issuance since 2018(1)
- Annaly Residential Credit Group added **$1.125 billion** of capacity across two new credit facilities since the beginning of the second quarter(2)

Portfolio Performance

Portfolio continues to be well-positioned to generate attractive returns

- **$96 billion** in high-quality, liquid Agency MBS representing **93%** of total assets(3)
- Credit portfolio conservatively positioned with **low leverage** and **limited exposure** to industries most affected by COVID-19
- Increased allowances under **CECL model** largely the result of revised economic assumptions, while applying a conservative bias due to uncertainties surrounding COVID-19 *(please see page 22 for details)*

Shareholder Value

Annaly continues to enhance corporate governance practices and focus on driving shareholder value

- Completed management **internalization**, better aligning management with shareholders
- Repurchased **$175 million** of common stock since the beginning of Q2(4)

Source: Company filings. Financial data as of June 30, 2020, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Second Quarter 2020 Financial Highlights

Earnings & Book Value

Earnings (Loss) per Share

GAAP | Core (ex. PAA)*

$0.58 | $0.27

Book Value per Share

$8.39

Dividend per Share

$0.22

Dividend Yield[1]

13.4%

*Net Interest Margin (ex. PAA)**



1.18%
1.88%
Q1 2020
Q2 2020

Investment Portfolio

Total Portfolio[2]

$103.6bn

Total Stockholders' Equity

$13.8bn

Capital Allocation[3]



Agency 75%
Credit 25%
AMML 10%
ARC 9%
ACREG 6%

*Average Yield on Interest Earning Assets (ex. PAA)**



2.91%
3.01%
Q1 2020
Q2 2020

Financing, Liquidity & Hedging

Liquidity Position

$5.3bn of cash and unencumbered Agency MBS

$7.9bn of total unencumbered assets

Total Hedge Portfolio[4]

$35bn

Hedge portfolio, increased from $17bn in Q1'20, as assets were added through the quarter

*Economic Leverage**



6.8x
6.4x
Q1 2020
Q2 2020

Hedge Ratio[5]



19%
40%
Q1 2020
Q2 2020

Average Economic Cost of Funds[6]*



1.91%
1.29%
Q1 2020
Q2 2020

Source: Company filings. Financial data as of June 30, 2020, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Market Environment

The Macroeconomic State of Affairs

The U.S. economy is undergoing a sharp downturn, with recovery dependent on COVID-19 developments

The economic impact of COVID-19

- COVID-19 case growth requires continued social distancing, which has created a service-sector led economic downturn
- GDP growth is expected to contract by as much as 35% annualized in Q2 before recovering in next several quarters(1)
- Government stimulus has supported consumer incomes amidst meaningful labor market disruption
- Second order effects of COVID-related distancing are likely to have lasting implications, such as secular shifts in real estate usage, changing labor demand and others
- The housing market remains sound, in large part given a meaningful imbalance between supply and demand for homes
  - Forbearance rates are declining and lenders continue to work with borrowers to avoid defaults
- The 2020 Presidential Election and recent rise in geopolitical tensions present other medium-term risk factors

Wall Street economists expect sharp Q2 output losses to have recovered by 2022(2)

U.S. Real GDP Level, $ trillion



$20
$19
$18
$17
$16
$15
$14
2005
2007
2009
2011
2013
2015
2017
2019
2021
Forecast(3)
Recession
GDP Level

Second round of case growth coincided with relaxed social distancing, highlighting the uncertain path of recovery

U.S. COVID-19 Cases, '000 (lhs) vs. Social Distancing, Index(4) (rhs)



70
60
50
40
30
20
10
0
120
100
80
60
40
20
0
02/01/20
04/01/20
06/01/20
Cases, 7-day MA (lhs)
Social Distancing (rhs)

Note: Data as of July 22, 2020. For source information, please refer to the endnotes included at the end of this presentation.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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The Federal Reserve's Response

The Fed's measures have helped reduce the economic impact of the downturn and stabilized asset markets

The Federal Reserve's three-fold response

Liquidity Provisions
- Fed added liquidity to help domestic and foreign access to U.S. dollars
- Conditions have improved so provisions are not currently needed

Asset Purchases Treasuries & MBS
- Asset purchases of $80bn net Treasuries and $40bn net MBS/month expected to continue for foreseeable future

Credit Facilities
- Credit facility usage has been below expectations; however, improvement in financial conditions has allowed private actors to provide necessary lending

Measures have led Fed balance sheet to grow by $3tn to $7tn in 1H 2020; we expect balance sheet to reach $8tn by year end

Remaining Tools
- Fed to shift to outcome-based forward guidance in near future
- Fed could implement "yield curve control"
- Negative interest rates remain unlikely

The Fed balance sheet has grown significantly

Federal Reserve Balance Sheet by Category[1], $ trillion



$8.5
$7.5
$6.5
$5.5
$4.5
$3.5
$2.5
$1.5
Forecast
1/31/2019
7/31/2019
1/31/2020
7/31/2020
Treasuries
MBS
Loans
Liquidity
Other Assets

Which has helped stabilize asset spreads

Bloomberg Barclays MBS Index OAS & Corporate Credit Spreads, bps



160
140
120
100
80
60
40
20
0
06/01/19
10/01/19
02/01/20
06/01/20
MBS
CDX IG Spread

Source: Bloomberg, the Federal Reserve. Data as of July 11, 2020.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Business Update

Annaly Investment Strategies

The **Annaly Agency Group** invests in Agency MBS collateralized by residential mortgages which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae

Assets[1]	**$96.3bn**
Capital[2]	**$10.2bn**
Sector Rank[3]	**#1/8**
Strategy	**Countercyclical / Defensive**

The **Annaly Residential Credit Group** invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets

Assets[1]	**$2.6bn**
Capital[2]	**$1.2bn**
Sector Rank[3]	**#6/14**
Strategy	**Cyclical / Growth**


Agency
Residential Credit
ANNALY®
Assets: $103.6bn(1)
Stockholders' Equity:
$13.8bn
Commercial Real Estate
Middle Market Lending

Assets[1]	**$2.5bn**
Capital[2]	**$0.8bn**
Sector Rank[3]	**#9/17**
Strategy	**Cyclical / Growth**

The **Annaly Commercial Real Estate Group** originates and invests in commercial mortgage loans, securities and other commercial real estate debt and equity investments

Assets	**$2.2bn**
Capital[2]	**$1.3bn**
Sector Rank[3]	**#9/39**
Strategy	**Non-Cyclical / Defensive**

The **Annaly Middle Market Lending Group** provides financing to private equity backed middle market businesses across the capital structure

Source: Bloomberg and Company filings. Financial data as of June 30, 2020. Market data as of July 15, 2020.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Represents credit business

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Agency | Business Update

Agency MBS sector benefits from strong technical factors given macro environment

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and relatively liquid securities, including specified pools, TBA, ARMs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and aid in estimating cash flows
- Diversified portfolio construct enhances total return profile while duration and convexity risks are hedged to protect book value across various interest rate and spread environments
- Annaly's Agency team has access to traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- Agency MBS outlook has improved given strong nominal carry and improved supply/demand dynamic on the back of extensive intervention by the Federal Reserve and strong bank demand; MBS spreads have tightened back to pre-crisis averages
- MBS repo markets have been stable amid added liquidity from the Federal Reserve; we have begun to see activity in term markets
- While speeds remain elevated given the record low rate environment, our specified pool strategy combined with a shift to new production coupons should help insulate our portfolio in the near term

Agency Portfolio Detail

Assets

Agency Specified Pools and TBA Holdings, %



100%
75%
50%
25%
0%
2017
2018
2019
2020
Pools
TBA

Hedges[1]

Agency Hedging Composition, %



100%
75%
50%
25%
0%
2017
2018
2019
2020
Swaps
Swaptions
Futures

Funding[2]

Agency Funding Composition, %



100%
75%
50%
25%
0%
2017
2018
2019
2020
Within 30
30-120 days
Over 120

Source: Company filings. Financial data as of June 30, 2020.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Agency | Portfolio Summary

- Annaly Agency Portfolio: $96.3 billion in assets at the end of Q2 2020, a modest increase of ~5% from Q1 2020
- The portfolio mix continues to be predominantly concentrated in 30-year fixed rate securities
- Continuation of portfolio shift down in coupon over the course of the quarter, with a reduction in 30-year 3% through 4.5% and additions of 30-year 2.5% and 2.0%
- Asset reduction in Q2 2020 was primarily in pools, while additions were made in the TBA sector
  - Sold across higher coupon stories, given the outperformance of specified pools with interest rates at historic lows
  - Lower coupon TBA additions have compelling financing characteristics, augmenting carry
- ARM position reduction came primarily through paydowns

Total Dedicated Capital: $10.2 billion[1]

Asset Type[1]



ARM/HECM 1%
DUS 1%
IO/IIO/CMO/MSR 1%
15yr 4%
20yr 3%
30yr 90%

Pass Through Coupon Type[2]



15 & 20Yr: 8%
<=2.5% 4%
3.0% 2%
3.5% 1%
>=4.0% 1%
<=2.5% 18%
3.0% 8%
>=4.5% 21%
4.0% 24%
3.5% 21%
30Yr+: 92%

Portfolio Quality[3]



Generic 4%
40+ WALA 14%
High Quality Spec 43%
Med Quality Spec 39%

Note: Data as of June 30, 2020. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Conservative Approach to Credit Businesses Reduces Impact of Volatility Annaly's credit businesses are relatively lower levered, with high-quality portfolios that has helped mitigate pandemic-related disruption and position them well for the recovery Key Credit Characteristics Commentary Annaly Securitizations, FICO & LTV(2) . Lower levered than the peer average, 68% 67% 67% 67% 66% 65% 65% 66% 67% which provided some protection through 1000 900 70% 800 42% the volatility in March and April Residential 700 50% 600 . 63% of Annaly’s Residential economic 500 30% Credit 400 portfolio consists of whole loans or 300 749 751 753 758 753 765 752 758 764 756 200 10% retained OBX securities(3) 100 0 (1) -10%. Credit box remains conservative, as seen 9% of Capital Mar Aug Oct Jan April Jun July Oct Jan Feb by the consistent profile of borrowers 2018 2019 2020 across all deals Investor Expanded Prime Seasoned ARMs LTV 2018-2020 Originations, Weighted Average LTV & Debt Yield(4) 71% 72% 72% 71% . Focus is on credit with achievable 67% 70% 61% 64% 64% business plans and strong sponsorship Commercial . Disciplined approach to underwriting Real Estate with cash flows and appropriate deal level leverage 9.1% 8.1% 7.3% 8.8% 7.1% 5.0% 6.9% 4.5% 3.4% . 6% of Capital(1) Optimize financing with various Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 financing sources to achieve durable 2018 2019 2020 levered yields LTV Debt Yield Average Borrower EBITDA, $ millions Average Borrower Fixed Charge Coverage Ratio . AMML lends to borrowers that we believe $101 show predictable prospective EBITDA Middle 1.8x within select industries showing less 1.7x macro correlation Market . Stable free cash flows enable our Lending $88 borrowers to meaningfully de-lever typically within a year of closing 10% of Capital(1) . These borrowers are also sponsored by high quality private equity firms with (5) (6) At Close LTM At Close LTM equity contributions of 38% on average Source: Company filings. Financial data as of June 30, 2020, unless otherwise noted. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 12 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Residential Credit | Business Update

Annaly's Residential Credit business is well positioned to capitalize on current market

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with eleven deals comprising ~$4.5bn of issuance since 2018
- Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency security market depending on relative value
- Modest use of financial leverage with most positions already term financed through securitization

Market Trends

- Residential Credit assets have retraced the majority of the widening experienced during March/April but remain wide to pre-COVID levels
- Non-Agency lending halted during the pandemic as secondary market liquidity evaporated but have slowly rebounded over the last few months
- Non-Agency gross issuance stands at $57bn year to date. The slowdown in issuance will lead to negative net issuance for 2020, buoying long-term technicals
- Market will be focused on forbearance resolution/default transitions

Portfolio Evolution[1]

Residential Credit Portfolio Evolution, %



100%
75%
50%
25%
0%
Q4 2015
Q4 2016
Q4 2017
Q4 2018
Q1
Q2
Q3
Q4
2019
Q1
Q2
2020
Whole Loans
Prime/Alt-A/Subprime
Prime Jumbo
NPL/RPL
CRT

Annaly Securitization History

Annaly Securitizations, $mm



$500
$400
$300
$200
$100
$0
$327
$383
$384
$394
$388
$384
$463
$465
$375
$468
$489
Mar
Aug
Oct
2018
Jan
Apr
Jun
July
Oct
2019
Jan
Feb
July
2020
Investor
Expanded Prime
Seasoned ARMs

Source: Company filings. Financial data as of June 30, 2020, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

13

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Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $2.6 billion in assets at the end of Q2 2020, relatively flat from Q1 2020 and comprised of a $1.5 billion securities portfolio and a $1.2 billion whole loan portfolio
- OBX 2020-EXP2 priced post quarter-end, a $489 million Expanded Prime transaction, representing the eleventh securitization since the beginning of 2018
- The loan portfolio is conservatively positioned as it consists of 100% 1st lien, new origination collateral with strong credit characteristics(1)
  - Original 762 FICO, 67% LTV, 37% DTI

Total Dedicated Capital: $1.2 billion

Sector Type(2)(3)



Agency CRT 13%
Private Label CRT 1%
Prime 27%
Alt A 3%
Subprime 5%
RPL 7%
Prime Jumbo 2%
Prime Jumbo IO <1%
WL 42%

Coupon Type(2)



IO 3%
ARM 14%
Floating 20%
Fixed Duration <2yrs 6%
Fixed 57%

Effective Duration(2)



<2 yrs 35%
2-3 yrs 12%
3-4 yrs 18%
4-5 yrs 12%
>5 yrs 23%

Note: Data as of June 30, 2020, unless otherwise noted. Portfolio statistics and percentages are based on fair market value and reflect economic interest in securitizations. Prime Jumbo and Prime classifications include the economic interest of certain positions that are classified as Residential Mortgage Loans within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Commercial Real Estate | Business Update

Institutional commercial real estate platform with thoughtful and sustained exposure to investment options that span the capital structure

Strategic Approach

- Cautious approach to new investments; premium on cash flow and downside protection
- Dedicated senior investment professionals with broad direct sourcing capabilities across investment and property types, and spanning the capital structure
- Utilize credit intensive investment process and long-established relationships with top sponsors, major banks, leading national commercial brokerage firms and best-in-class operating partners
- Maintain a diversity of funding sources for optimal execution

Market Trends

- Commercial property investment remains muted as sellers and buyers differ on price expectations given the change in economic environment
- CRE financing market has begun to slowly open back up with more activity at lower leverage levels and focused on core product and higher credit sponsorship outside of the sectors most impacted by social distancing and travel restrictions
- Private equity, insurance, and money managers have shown strong demand for CMBS, in particular non-hotel/non-retail SASB credit. As a result of the recovery in spreads, towards the end of Q2 there was an increase in borrower requests, with dealers slowly refilling the pipeline with a small number of SASB and conduit loans

Portfolio Evolution[1]



100%
75%
50%
25%
0%
22%
18%
30%
29%
Q4
2015
27%
17%
32%
25%
Q4
2016
23%
20%
32%
25%
Q4
2017
10%
31%
28%
31%
Q4
2018
27%
28%
42%
3%
Q1
27%
32%
25%
16%
Q2
26%
34%
16%
23%
Q3
2019
35%
30%
16%
19%
Q4
26%
39%
14%
21%
Q1
32%
35%
14%
19%
Q2
2020
Whole Loan
Mezzanine
Equity
CMBS

Source: Company filings. Financial data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Commercial Real Estate | Portfolio Summary . Annaly Commercial Real Estate Portfolio: $2.5 billion(1) in assets at the end of Q2 2020, reflecting a decrease of 5% from Q1 2020 . Inclusive of loans contributed to the managed CRE CLO, assets under management at the end of Q2 2020 totaled $3.1 billion, relatively flat from Q1 2020 . Navigated the market environment through prudent new investment screening and capital preservation through asset sales and borrower payoffs . $53 million of payoffs/sales . Evaluating new opportunities very selectively given market disruption Total Dedicated Capital: $0.8 billion Asset Type(2) Sector Type(2) Geographic Concentration(2)(6) Other(3) 6% ESG(4) Healthcare Hotel 10% 3% 8% TX 15% Industrial Credit Retail 1% Other CMBS 31% 36% 32% CA Equity 14% 32% Multifamily 14% NY Mezzanine 11% 8% Other FL Whole Office 10% 6% DC VA Loan(5) 26% 7% 11% 19% Note: Data as of June 30, 2020. Portfolio statistics and percentages are based on fair market value and reflect economic interest in securitizations. Percentages may not sum to 100% due to rounding. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 16 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Middle Market Lending | Business Update

AMML's recent portfolio activity comes primarily from existing borrowers within our portfolio as opposed to the rapid addition of new borrowers

Strategic Approach

- Execute on a disciplined credit focused investment strategy comprised predominantly of 1st and 2nd lien loans
- Maintain strong relationships with top quartile U.S. based private equity firms to generate repeat deal flow
- Experienced investment team with a history of allocating capital through multiple economic cycles
- Utilize a credit intensive investment process and long-established relationships to build a defensive portfolio with a stringent focus on non-discretionary, niche industries
- Deal types include leveraged buyouts, acquisition financing, refinancings and recapitalizations

AMML by the Numbers

Current Portfolio

32 Private Equity Sponsors	**50** Portfolio Borrowers	**$45mm** Avg. Investment Size(1)
$88mm Avg. EBITDA at Underwriting	**5.2% / 8.3%** Weighted Avg. 1st/2nd Lien LIBOR Spread	**0.7x** Leverage on Portfolio(2)

Portfolio Evolution



Assets ($mm)
$2,500
$2,000
$1,500
$1,000
$500
-
$118
$166
$489
$773
$1,011
$1,887
$2,145
$2,185
2013
2014
2015
2016
2017
2018
2019
Q2 2020(3)
1st Lien
2nd Lien
Bonds/Sub Debt

Source: Company filings. Financial data as of year end for each respective period, unless otherwise noted. Current portfolio data as of June 30, 2020.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Middle Market Lending | Portfolio Summary

- Annaly Middle Market Lending Portfolio: $2.2 billion[1] in assets at the end of Q2 2020, relatively flat compared to Q1 2020
- AMML's long-standing relationships and legacy portfolio have provided access to continued deal flow through the pandemic
- The current portfolio consists of 87% new financings alongside average sponsor cash equity contributions of 38% at close, with the remaining portfolio comprised of 8% recapitalizations and 5% refinancings[2]
- AMML's concentrated, non-discretionary, and defensive industry specific approach has differentiated our performance in comparison to peers with broader AUM gathering investment strategies
- Internal risk ratings remain steady amidst COVID with 91% of the portfolio performing, 8% substandard and 1% doubtful[3]

Total Dedicated Capital: $1.3 billion

Lien Position[4]



2nd Lien
38%
1st Lien
62%

Industry[5]



19%
13%
7%
6%
5%
5%
5%
41%
Computer Programming & Data Processing
Chemicals & Chemical Preparations
Public Warehousing & Storage
Metal Cans & Shipping Containers
Management & Public Relations Services
Miscellaneous Business Services
Engineering, Architectural, & Surveying
Other

Loan Size[6]



$0mm - $20mm
10%
$20mm - $40mm
20%
$40mm - $60mm
15%
$60mm+
55%

Note: Data as of June 30, 2020. Percentages based on amortized cost and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

18

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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
GAAP net income (loss) per average common share[(1)]	$0.58	($2.57)	$0.82	($0.54)	($1.24)
Core earnings (excluding PAA) per average common share*[(1)]	$0.27	$0.21	$0.26	$0.21	$0.25
Dividends declared per common share	$0.22	$0.25	$0.25	$0.25	$0.25
Book value per common share	$8.39	$7.50	$9.66	$9.21	$9.33
Annualized GAAP return (loss) on average equity	25.84%	(102.17%)	31.20%	(19.32%)	(45.13%)
Annualized core return on average equity (excluding PAA)*	12.82%	9.27%	10.56%	8.85%	9.94%
Net interest margin[(2)]	1.89%	0.18%	1.49%	0.48%	0.58%
Average yield on interest earning assets[(3)]	2.77%	1.91%	3.53%	2.89%	3.03%
Average GAAP cost of interest bearing liabilities[(4)]	0.96%	1.86%	2.17%	2.58%	2.71%
Net interest margin (excluding PAA)[(2)]*	1.88%	1.18%	1.41%	1.10%	1.28%
Average yield on interest earning assets (excluding PAA)[(3)]*	3.01%	2.91%	3.25%	3.26%	3.48%
Average economic cost of interest bearing liabilities[(4)]*	1.29%	1.91%	2.01%	2.28%	2.41%
Leverage, at period-end[(5)]	5.5x	6.4x	7.1x	7.3x	7.2x
Economic leverage, at period-end[(6)]*	6.4x	6.8x	7.2x	7.7x	7.6x
Credit portfolio as a percentage of stockholders' equity[(7)]	25%	25%	26%	23%	22%

* Represents a non-GAAP financial measure; see Appendix.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Financial Highlights and Trends (cont'd)

Unaudited, dollars in thousands

	For the quarters ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Agency mortgage-backed securities	$76,761,800	$78,456,846	$112,893,367	$114,462,524	$118,202,040
Credit risk transfer securities	362,901	222,871	531,322	474,765	491,969
Non-Agency mortgage-backed securities	619,840	585,954	1,135,868	1,015,921	1,097,752
Commercial mortgage-backed securities	61,202	91,925	273,023	140,851	135,108
Total securities	$77,805,743	$79,357,596	$114,833,580	$116,094,061	$119,926,869
Residential mortgage loans	$1,168,521	$1,268,083	$1,647,787	$1,219,402	$1,061,124
Commercial real estate debt and preferred equity	618,886	649,843	669,713	611,429	623,705
Corporate debt	2,185,264	2,150,263	2,144,850	2,115,783	1,792,837
Loans held for sale	-	-	-	-	68,802
Total loans, net	$3,972,671	$4,068,189	$4,462,350	$3,946,614	$3,546,468
Mortgage servicing rights	$227,400	$280,558	$378,078	$386,051	$425,328
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$1,832,708	$1,803,608	$1,122,588	$0	$0
Residential mortgage loans transferred or pledged to securitization vehicles	2,832,502	3,027,188	2,598,374	2,376,731	2,106,981
Commercial real estate debt investments transferred or pledged to securitization vehicles	2,150,623	1,927,575	2,345,120	2,311,413	2,104,601
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	874,618	913,291	936,378	-	-
Assets transferred or pledged to securitization vehicles	$7,690,451	$7,671,662	$7,002,460	$4,688,144	$4,211,582
Real estate, net	$746,067	$751,738	$725,638	$725,508	$733,196
Total residential and commercial investments	$90,442,332	$92,129,743	$127,402,106	$125,840,378	$128,843,443

21

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Credit Reserves Driven by CECL Accounting Standard

Q2 2020 allowance increased primarily due to assumptions related to the impact of COVID 19

Credit Reserves on Funded Loan Portfolio

($mm)	3/31/20 Ending Allowance[1]	Q2 2020 Allowance	6/30/20 Ending Allowance	6/30/20 Loan Carrying Value
ACREG	$88.8	$61.1	$149.9	$1,493.5
AMML	49.1	7.7	56.8	2,185.3
Total	**$137.9**	**$68.8**	**$206.7**	**$3,678.8**
% of Loan Balance[2]	**3.58%**	**1.77%**	**5.32%**	

Economic Forecast Summary[3]

	Forecast Period			
	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Unemployment Rate				
Q2 2020 Forecast	10.5%	9.4%	8.7%	7.8%
Q1 2020 Forecast	8.5%	8.8%	7.7%	6.6%
Real GDP Growth (annualized)				
Q2 2020 Forecast	(6.7%)	(5.1%)	(2.2%)	9.8%
Q1 2020 Forecast	5.6%	5.6%	4.1%	3.7%
CRE Values (cumulative % change)				
Q2 2020 Forecast	(20.8%)	(18.1%)	(15.4%)	(11.9%)
Q1 2020 Forecast	(13.2%)	(15.6%)	(15.0%)	(11.6%)

Commentary

- CECL accounting standard:
  - Estimation of lifetime expected credit losses
  - Based upon an economic forecast that may result in increases or decreases in reserves based on changes in outlook
  - Results in reserves recognized earlier than under the prior accounting standards
- Total loans in scope of CECL (ACREG and AMML) represent 4% of total assets. All other credit assets are recorded at fair value
- Q2 2020 economic forecasts reflect weaker assumptions versus Q1 2020
- Reserves conservatively recorded based upon a worse case scenario versus our base case given continued economic uncertainties
- In addition to the $68.8mm allowance on funded loans, the Company recorded an allowance of $3.8mm on unfunded commitments

Source: Company filings, Bloomberg, IHS Markit and Trepp. Financial data as of June 30, 2020, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations Core earnings (excluding PAA), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. 24 © Copyright 2020 Annaly Capital Management, Inc. All rights reserved.

Non-GAAP Reconciliations (*cont'd*)

Unaudited, dollars in thousands except per share amounts

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
GAAP to Core Reconciliation					
GAAP net income (loss)	$856,234	($3,640,189)	$1,209,742	($747,169)	($1,776,413)
Net income (loss) attributable to non-controlling interests	32	66	68	(110)	(83)
Net income (loss) attributable to Annaly	856,202	(3,640,255)	1,209,674	(747,059)	(1,776,330)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Realized (gains) losses on termination of interest rate swaps	1,521,732	397,561	4,615	682,602	167,491
Unrealized (gains) losses on interest rate swaps	(1,494,628)	2,827,723	(782,608)	326,309	1,276,019
Net (gains) losses on disposal of investments	(246,679)	(206,583)	(17,783)	(66,522)	38,333
Net (gains) losses on other derivatives	(170,916)	(206,426)	42,312	16,888	506,411
Net unrealized (gains) losses on instruments measured at fair value through earnings	(254,772)	730,160	5,636	1,091	4,881
Loan loss provision[1]	72,544	99,993	7,362	3,504	-
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[2]	8,714	7,934	9,823	9,974	10,147
Non-core (income) loss allocated to equity method investments[3]	4,218	19,398	(3,979)	4,541	11,327
Transaction expenses and non-recurring items[4]	1,075	7,245	3,634	2,622	3,046
Income tax effect on non-core income (loss) items	3,353	(23,862)	(418)	(2,762)	(3,507)
TBA dollar roll income and CMBX coupon income[5]	97,524	44,904	36,901	15,554	33,229
MSR amortization[6]	(25,529)	(18,296)	(22,120)	(21,963)	(19,657)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	51,742	290,722	(83,892)	117,152	139,763
Core Earnings (excluding PAA)*	424,580	330,218	409,157	341,931	391,153
Dividends on preferred stock[7]	35,509	35,509	35,509	36,151	32,422
Core Earnings (excluding PAA) attributable to common shareholders *	$389,071	$294,709	$373,648	$305,780	$358,731
GAAP net income (loss) per average common share[8]	$0.58	($2.57)	$0.82	($0.54)	($1.24)
Core earnings (excluding PAA) per average common share[8]*	$0.27	$0.21	$0.26	$0.21	$0.25
Annualized GAAP return (loss) on average equity	25.84%	(102.17%)	31.20%	(19.32%)	(45.13%)
Annualized core return on average equity (excluding PAA)*	12.82%	9.27%	10.56%	8.85%	9.94%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

25

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Non-GAAP Reconciliations (cont'd)

Unaudited, dollars in thousands

	For the quarters ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Premium Amortization Reconciliation					
Premium amortization expense	$270,688	$616,937	$171,447	$376,306	$318,587
Less:					
PAA cost (benefit)	51,742	290,722	(83,892)	117,152	139,763
Premium amortization expense (excluding PAA)	$218,946	$326,215	$255,339	$259,154	$178,824
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$584,812	$555,026	$1,074,214	$919,299	$927,598
PAA cost (benefit)	51,742	290,722	(83,892)	117,152	139,763
Interest income (excluding PAA)*	$636,554	$845,748	$990,322	$1,036,451	$1,067,361
Economic Interest Expense Reconciliation					
GAAP interest expense	$186,032	$503,473	$620,058	$766,905	$750,217
Add:					
Net interest component of interest rate swaps	64,561	13,980	(45,221)	(88,466)	(83,653)
Economic interest expense*	$250,593	$517,453	$574,837	$678,439	$666,564
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$636,554	$845,748	$990,322	$1,036,451	$1,067,361
Less:					
Economic interest expense*	250,593	517,453	574,837	678,439	666,564
Economic net interest income (excluding PAA)*	$385,961	$328,295	$415,485	$358,012	$400,797
Economic Metrics (excluding PAA)					
Average interest earning assets	$84,471,839	$116,063,895	$121,801,951	$127,207,668	$122,601,881
Interest income (excluding PAA)*	636,554	845,748	990,322	1,036,451	1,067,361
Average yield on interest earning assets (excluding PAA)*[(1)]	3.01%	2.91%	3.25%	3.26%	3.48%
Average interest bearing liabilities	$76,712,894	$107,029,466	$111,873,379	$116,391,094	$109,628,007
Economic interest expense*	250,593	517,453	574,837	678,439	666,564
Average economic cost of interest bearing liabilities[(2)]	1.29%	1.91%	2.01%	2.28%	2.41%
Interest income (excluding PAA)*	$636,554	$845,748	$990,322	$1,036,451	$1,067,361
TBA dollar roll income and CMBX coupon income[(3)]	97,524	44,904	36,901	15,554	33,229
Interest expense	(186,032)	(503,473)	(620,058)	(766,905)	(750,217)
Net interest component of interest rate swaps	(64,561)	(13,980)	45,221	88,466	83,653
Subtotal	$483,485	$373,199	$452,386	$373,566	$434,026
Average interest earning assets	$84,471,839	$116,063,895	$121,801,951	$127,207,668	$122,601,881
Average TBA contract and CMBX balances	18,628,343	9,965,142	6,878,502	9,248,502	12,757,975
Subtotal	$103,100,182	$126,029,037	$128,680,453	$136,456,170	$135,359,856
Net interest margin (excluding PAA)*	1.88%	1.18%	1.41%	1.10%	1.28%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

26

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Glossary and Endnotes

Glossary

ACREG: Refers to Annaly Commercial Real Estate Group

Agency Peers: Represents companies comprising the Agency sector within the BBREMTG Index*(1)

AMML: Refers to Annaly Middle Market Lending Group

ARC: Refers to Annaly Residential Credit Group

BBREMTG: Represents the Bloomberg Mortgage REIT Index*, including Annaly

CECL: Refers to Current Expected Credit Losses

Commercial Peers: Represents companies comprising the commercial sector within the BBREMTG Index*(2)

CRE CLO: Refers to Commercial Real Estate Collateralized Loan Obligation

CRT: Refers to Credit Risk Transfer Securities

ESG: Refers to Environmental, Social and Governance

Ginnie Mae: Refers to the Government National Mortgage Association

GSE: Refers to Government Sponsored Enterprise

Hybrid Peers: Represents companies comprising the hybrid sector within the BBREMTG Index*(3)

Legacy: Refers to residential credit securities whose underlying collateral was securitized prior to 2009

Middle Market Lending Peers: Represents companies comprising the S&P BDC Index*

mREITs or mREIT Peers: Represents constituents of the BBREMTG Index*, excluding Annaly

NIM: Refers to Net Interest Margin

Non-QM: Refers to a Non-Qualified Mortgage

OBX Securities: Refers to Onslow Bay Securities

SASB: Refers to Single Asset Single Borrower

TBA Securities: To-Be-Announced securities

Unencumbered Assets: Represents Annaly's excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSRs, reverse repurchase agreements, CRE debt and preferred equity, corporate debt, other unencumbered financial assets and capital stock)

* Represents constituents as of July 15, 2020.
1. Consists of AGNC, AI, ANH, ARR, CMO, EARN and ORC.
2. Consists of ABR, ACRE, ARI, BRMK, BXMT, CLNC, GPMT, HCFT, KREF, LADR, LOAN, RC, SACH, STWD, TRTX and XAN.
3. Consists of AJX, CHMI, CIM, DX, IVR, MFA, MITT, NRZ, NYMT, PMT, RWT, TWO and WMC.

28

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Endnotes

Page 3
1. Includes three residential whole loan securitizations totaling $1.1bn in 2018, five residential whole loan securitizations totaling $2.1bn in 2019 and three residential whole loan securitizations totaling approximately $1.3bn in 2020 (with the July 2020 securitization expected to close on July 30, 2020).
2. Represents an $875mm credit facility closed during the second quarter and a $250mm credit facility closed subsequent to quarter end.
3. Assets represent Annaly's investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which the Company has economic exposure. Assets include TBA purchase contracts (market value) of $19.1bn and CMBX derivatives (market value) of $460.3mm and are shown net of securitized debt of consolidated VIEs of $6.5bn.
4. Share repurchases are under Annaly's current authorized share repurchase program that expires in December 2020. Amount excludes fees and commissions and includes $31mm of repurchases that settled subsequent to quarter end.

Page 4
1. Dividend yield is based on annualized Q2 2020 dividend of $0.22 and a closing price of $6.56 on June 30, 2020.
2. Total portfolio represents Annaly's investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $19.1bn and CMBX derivatives (market value) of $460.3mm and are shown net of securitized debt of consolidated VIEs of $6.5bn.
3. Capital allocation for each of the four investment strategies is calculated as the difference between each investment strategies' assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders' equity.
4. Hedge portfolio excludes receiver swaptions.
5. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
6. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps.

Page 6
1. Based on Bloomberg median dealer expectations as of July 22, 2020.
2. Based on data from Bloomberg, the Bureau of Economic Analysis and Annaly calculations.
3. The forecast is derived by extrapolating current level of real GDP using the quarterly seasonally-adjusted annualized growth rates expected according to the Bloomberg median economist forecasts. Forecasts retrieved on July 22, 2020.
4. Based on data from covidtracking.com and the Federal Reserve Bank of Dallas. Dallas Fed Mobility & Engagement Index is composed of seven different variables of anonymized data to gauge spatial behavior of mobile devices. The index sets average daily values in January and February 2020 to represent 0, the maximum (week of April 11, 2020) to read 100.

Page 7
1. Forecast derived based on Annaly internal expectations of growth in Federal Reserve assets. Actual growth might be meaningfully different. Data retrieved on July 17, 2020.

Page 9
1. Assets represent Annaly's investments that are on balance sheet, net of securitized debt of consolidated VIEs, as well as investments that are off-balance sheet in which the Company has economic exposure. Agency assets include TBA purchase contracts (market value) of $19.1bn and are shown net of securitized debt of consolidated VIEs of $1.7bn. Residential Credit assets are shown net of securitized debt of consolidated VIEs of $2.4bn. Commercial Real Estate assets include CMBX derivatives (market value) of $460.3mm and are shown net of securitized debt of consolidated VIEs of $2.4bn.

Page 9 (cont'd)
2. Represents the capital allocation for each of the four investment strategies and is calculated as the difference between each investment strategies' assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders' equity.
3. Sector rank compares Annaly dedicated capital in each of Agency, Commercial Real Estate, Residential Credit and Middle Market Lending as of June 30, 2020 (adjusted for P/B as of July 15, 2020) to the market capitalization of the companies that comprise Agency Peers, Commercial Peers, Hybrid Peers and Middle Market Lending Peers, respectively, as of July 15, 2020.

Page 10
1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity.
2. Represents Agency's funding profile and does not reflect Annaly's full funding activity.

Page 11
1. Includes TBA purchase contracts and MSRs.
2. Includes TBA purchase contracts and fixed-rate pass-through certificates
3. Includes fixed-rate pass-through certificates only. "High Quality Spec" protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). "Med Quality Spec" includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV), and 40-year pools. "40+ WALA" is defined as weighted average loan age greater than 40 months and treated as seasoned collateral.

Page 12
1. Represents the capital allocation for each of the four investment strategies and is calculated as the difference between each investment strategies' assets and related financing. This calculation includes TBA purchase contracts and excludes non-portfolio related activity and will vary from total stockholders' equity.
2. Represents LTV and FICO at time of securitization.
3. Shown exclusive of securitized residential mortgage loans of a consolidated VIE and loans held by a master servicer in an MSR silo that is consolidated by the Company.
4. Represents LTV and debt yield at time of initial funding.
5. LTM EBITDA represents average as of Q2 2020 Portfolio Review.
6. LTM Fixed Charge Coverage Ratio represents weighted average as of Q2 2020 Portfolio Review.

Page 13
1. Shown exclusive of securitized residential mortgage loans of a consolidated VIE and loans held by a master servicer in an MSR silo that is consolidated by the Company.

Page 14
1. Aggregate loan statistics excludes loans acquired from the execution of call rights on legacy securitizations.
2. Shown exclusive of securitized residential mortgage loans of a consolidated VIE and loans held by a master servicer in an MSR silo that is consolidated by the Company.
3. Prime classification includes $68.2mm of Prime IO.

Page 15
1. Percentages are based on economic interest and exclude the effects of consolidated VIEs. The Company's limited and general partnership interests in a commercial loan investment fund are included within mezzanine investments.

Page 16
1. Includes $70.1mm of general reserves under CECL at June 30, 2020.
2. Pie charts exclude CMBX derivatives.
3. Reflects limited and general partnership interests in a commercial loan investment fund that is accounted for under the equity method for GAAP.
4. Reflects joint venture interests in a social impact loan investment fund that is accounted for under the equity method for GAAP.
5. Includes mezzanine loans for which Annaly Commercial Real Estate is also the corresponding first mortgage lender.
6. Other includes 45 states, none of which represents more than 5% of total portfolio economic interest. The Company looked through to the collateral characteristics of securitizations and equity method investments.

29

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Endnotes (*cont'd*)

Page 17

1. Average Investment Size based on AMML principal balance outstanding as of June 30, 2020.
2. Represents leverage rather than economic leverage and includes non-recourse debt.
3. Does not include minority equity, which represented 0.2% of the portfolio as of June 30, 2020. Includes $51.4mm of general reserves under CECL at June 30, 2020.

Page 18

1. Includes $51.4mm of general reserves under CECL at June 30, 2020.
2. New financing is inclusive of change of control transactions, or add-ons with an existing borrower. A refinancing transaction represents amended terms under an existing or new credit agreement with a borrower, whereby our initial involvement is part of a facility exchanging the newly issued debt from that facility for a like amount of debt being refunded. Recapitalizations involve no new change in ownership or new cash equity, constituting a change of control as defined in a credit agreement, with proceeds from any debt facility in which we originate involving use of debt proceeds that return money to ownership of the borrower.
3. Internal risk ratings are based on AMML's Credit Rating Policy, which assigns ratings of 1-9 based on leverage and fixed charge coverage ratios. Performing indicates a rating of 1-6. Substandard indicates a rating of 7. Doubtful indicates a rating of 8.
4. Does not include minority equity, which represented 0.2% of the portfolio as of June 30, 2020.
5. Based on Standard Industrial Classification industry categories. Other represents industries with less than 5% exposure in the current portfolio.
6. Breakdown based on aggregate dollar amount of individual investments made within the respective loan size categories. Multiple investment positions with a single obligor shown as one individual investment.

Page 20

1. Net of dividends on preferred stock. The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3mm on the Company's Series I Preferred Stock as of June 30, 2019.
2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
4. Average GAAP cost of interest bearing liabilities represents annualized interest income divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
5. Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.
6. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
7. Represents CRT securities, non-Agency mortgage-backed securities, residential mortgage loans, commercial real estate debt investments and preferred equity investments, loans held for sale, investments in commercial real estate and corporate debt, net of financing.

Page 22

1. Represents the ending allowance at March 31, 2020 which is net of $18.9mm of charge-offs recognized during the quarter ended March 31, 2020. Before charge-offs, cumulative reserves as a % of the March 31, 2020 loan amortized cost balance was 4.07%.
2. Percentage of loan balance utilizes the loan portfolio's amortized cost before reserves as of the applicable date.
3. Based on data from Bloomberg, IHS Markit and Trepp. Market data and/or forecasts ("Information'") obtained from Trepp LLC ("Trepp") included in this report are based on public information, and have not been expertized by Trepp. Neither Trepp nor any of its information providers represents or warrants the accuracy or adequacy of, nor shall any of them be liable for, Information.

Non-GAAP Reconciliations

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1. Includes $3.8mm and $0.7mm loss provision on the Company's unfunded loan commitments as of June 30, 2020 and March 31, 2020, respectively, which is reported in Other income (loss) in the Company's Consolidated Statement of Comprehensive Income (Loss).
2. Amount includes depreciation and amortization expense related to equity method investments.
3. The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).
4. The quarter ended June 30, 2020 includes costs incurred in connection with the Internalization and costs incurred in connection with the CEO transition. The quarter ended March 31, 2020 includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans as well as costs incurred in connection with the expected Internalization and costs incurred in connection with the CEO transition. The quarter ended December 31, 2019 includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans. The quarters ended September 30, 2019 and June 30, 2019 include costs incurred in connection with securitizations of residential whole loans.
5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.6mm, $1.2mm, $1.3mm, $1.5mm and $0.8mm for the quarters ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.
6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company's MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.
7. The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3mm on the Company's Series I Preferred Stock as of June 30, 2019.
8. Net of dividends on preferred stock.

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1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period.
2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.6mm, $1.2mm, $1.3mm, $1.5mm and $0.8mm for the quarters ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.

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